Exhibit 4.5.2

                              CONSOLTEX INC.
                            CONSOLTEX (USA) INC.

                                  Issuers

                          CONSOLTEX HOLDINGS, INC.
                        CONSOLTEX INTERNATIONAL INC.
                           RAFYTEK, S.A. DE C.V.
                       CONSOLTEX MEXICO, S.A. DE C.V.
                      LINQ INDUSTRIAL FABRICS II, INC.

                                 Guarantors

                                    and

                              U.S. BANK, N.A.

                                  Trustee



                        FIFTH SUPPLEMENTAL INDENTURE

                        Dated as of January 30, 2002



                                $120,000,000

              11% SERIES B SENIOR SUBORDINATED NOTES DUE 2003


         THIS FIFTH SUPPLEMENTAL INDENTURE (the "Fifth Supplemental Indenture"), dated as of January 30, 2002, is made by and among CONSOLTEX INC., a New Brunswick, Canada corporation (successor after the amalgamation with AIP/CGI NB Acquisition Corp.), CONSOLTEX (USA) INC., a New York corporation, (together with Consoltex Inc., the "Issuers"), CONSOLTEX HOLDINGS, INC., CONSOLTEX INTERNATIONAL INC. (formerly known as THE BALSON-HERCULES GROUP LTD.), RAFYTEK, S.A. DE C.V., CONSOLTEX MEXICO, S.A. DE C.V. and LINQ INDUSTRIAL FABRICS II, INC. (collectively, the "Guarantors") and U.S. BANK, N.A. (formerly known as FIRST TRUST NATIONAL ASSOCIATION), as Trustee (the "Trustee"), under the Indenture dated as of September 30, 1993 (the "Original Indenture"), as amended and supplemented by a Supplemental Indenture dated as of August 18, 1994 (the "First Supplemental Indenture"), a Second Supplemental Indenture dated as of September 29, 2000 (the "Second Supplemental Indenture"), a Third Supplemental Indenture dated as of April 12, 2001 (the "Third Supplemental Indenture") and a Fourth Supplemental Indenture dated as of January 9, 2002 (the "Fourth Supplemental Indenture" and, the Original Indenture as so amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the "Indenture"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

                            W I T N E S S E T H:

         WHEREAS, the Issuers have issued their 11% Series B Senior Subordinated Notes Due 2003 (the "Notes") pursuant to the Indenture;

         WHEREAS, the Issuers have offered (the "Exchange Offer") to exchange the Notes for new Guaranteed Subordinated Notes of the Issuers due 2009 and have solicited (the "Consent Solicitation") the consents of the Holders of the Notes to certain amendments to the provisions of the Indenture and waivers of certain Defaults and Events of Defaults, pursuant to that certain Confidential Offering Circular and Consent Solicitation Statement, dated January 10, 2002;

         WHEREAS, in connection with the Consent Solicitation, the Issuers have obtained the consents of certain Holders of the Notes (the "Consenting Noteholders"; Holders which have not so consented are referred to as "Non-Consenting Noteholders") to such amendments of certain provisions of the Indenture and the Notes and waivers of certain Defaults and Events of Default;

         WHEREAS, Section 9.02 of the Indenture provides that with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, the Issuers, any Guarantor, and the Trustee may amend or supplement the Indenture and the Notes and waive certain existing Defaults or Events of Default, subject to specified exceptions;

         WHEREAS, the Holders of a majority of the principal amount of the Notes outstanding have duly consented to the proposed amendments set forth in this Fifth Supplemental Indenture in accordance with Section 9.02 of the Indenture;

         WHEREAS, the Issuers have heretofore delivered or are delivering contemporaneously herewith to the Trustee (i) a copy of resolutions of the Board of Directors of each Issuer, certified by the Secretary or an Assistant Secretary of each Issuer, authorizing the execution, delivery and performance of this Fifth Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph (iii) an Officers' Certificate and an Opinion of Counsel with and to the effect set forth in Section 11.04 of the Indenture;

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Fifth Supplemental Indenture and to make this Fifth Supplemental Indenture valid and binding have been complied with or have been done or performed; and

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows.


                                ARTICLE ONE
                                 AMENDMENTS

         SECTION 1.01. Amendments. Subject to Section 3.01 hereof, the Indenture is hereby amended by (A) deleting in their entireties Sections 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 6.01 (c), (d),
(e), (f), (g), (h) and (i), 10.01 (with respect to payments not yet due), 10.02, 10.03, 10.04 and Article 5 of the Indenture, (B) deleting in its entirety Section 4.03 of the Indenture and replacing it with the following:
" The Issuers and any Guarantor shall comply with the provisions of TIA 314(a).", and (C) deleting the corresponding provisions of the Notes. Effective as of the date hereof, none of the Issuers, Guarantors, Trustee or other parties to or beneficiaries of the Indenture or the Notes shall have any rights, obligations or liabilities under such deleted Sections or Articles and such Sections or Articles shall not be considered in determining whether a Default or Event of Default has occurred or whether either Issuer or any of the Guarantors has observed, performed or complied with the provisions of the Indenture.

         SECTION 1.02. Amendment of Definitions. Subject to Section 3.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendment of the Indenture pursuant to Section 1.01 hereof.


                                ARTICLE TWO
                                  WAIVERS

         SECTION 2.01. Waiver of Defaults. Effective as of the date hereof, to the fullest extent permitted by the Indenture, any and all Defaults and Events of Default existing as of the date hereof including, without limitation, but only with respect to Consenting Noteholders, all Defaults and Events of Default in the payment of interest on the Notes, are hereby waived. Notwithstanding anything to the contrary in this Fifth Supplemental Indenture, no existing Defaults or Events of Default in the payment of principal of or premium, if any, or interest on the Notes, are waived with respect to Non-Consenting Noteholders.

                               ARTICLE THREE
                               MISCELLANEOUS

         SECTION 3.01. Effectiveness. This Fifth Supplemental Indenture shall become effective on and as of the date the counterparts hereto shall have been executed and delivered by each of the parties hereto. On the date the Exchange Offer is consummated, simultaneously with the consummation of the Exchange Offer, this Fifth Supplemental Indenture will become operative as of the date hereof.

         SECTION 3.02. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH
SUPPLEMENTAL INDENTURE.

         SECTION 3.03. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

         SECTION 3.04. Severability. In case any provision of this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 3.05. Ratification. Except as expressly waived, amended or supplemented hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects and, as expressly waived, amended, or supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Issuers, the Guarantors and the Trustee.

         SECTION 3.06. Trustee. The Trustee accepts the trusts created by the Indenture, as supplemented by this Fifth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Fifth Supplemental Indenture.

         SECTION 3.07. No Representations by Trustee. The recitals contained herein shall be taken as the statement of the Issuers and Guarantors, and the Trustee assumes no responsibility whatsoever for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture or for the due execution hereof by the Issuers and the Guarantors.

         SECTION 3.08. Reaffirmation. The parties hereto make and reaffirm as of the date of execution of this Fifth Supplemental Indenture all of their respective representations, covenants and agreements set forth in the Indenture, as amended by this Fifth Supplemental Indenture.

         SECTION 3.09. Assignment. All covenants and agreements of the Issuers, the Guarantors, and the Trustee in the Indenture, as amended by this Fifth Supplemental Indenture, shall bind each of their respective successors and assigns, whether so expressed or not.

         SECTION 3.10. Third-Party Beneficiaries. Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture or this Fifth Supplemental Indenture.

         SECTION 3.11. Trust Indenture Act. If any provisions hereof limit, quality or conflict with a provision of the Trust Indenture Act of 1939, as amended from time to time (the "TIA"), required under the TIA to be a part of and govern this Fifth Supplemental Indenture, the provisions of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Fifth Supplemental Indenture as so modified or excluded, as the case may be.

         SECTION 3.12. Unity. All provisions of this Fifth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture. The Indenture, as amended and supplemented by this Fifth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                          (signature pages follow)


                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed all as of the date and year first above written.

                               CONSOLTEX INC.


                               By:      /s/  Alex Di Palma
                                        ----------------------------------------
                                        Name: Alex Di Palma
                                        Title: Executive Vice-President,
                                               Finance and Taxation

                               CONSOLTEX (USA) INC.


                               By:      /s/ Alex Di Palma
                                        ----------------------------------------
                                        Name: Alex Di Palma
                                        Title: Executive Vice-President,
                                               Finance and Taxation

                               CONSOLTEX HOLDINGS, INC.


                               By:      /s/ Alex Di Palma
                                        ----------------------------------------
                                        Name: Alex Di Palma
                                        Title: Executive Vice-President,
                                               Finance and Taxation

                               CONSOLTEX INTERNATIONAL INC.


                               By:      /s/ Alex Di Palma
                                        ----------------------------------------
                                        Name: Alex Di Palma
                                        Title: Vice-President, Taxation

                               RAFYTEK, S.A. DE C.V.

                               By:      /s/ C. Suzanne Crawford
                                        ----------------------------------------
                                        Name: C. Suzanne Crawford
                                        Title: Attorney-in-fact

                               CONSOLTEX MEXICO, S.A. DE C.V.


                               By:      /s/ C. Suzanne Crawford
                                        ----------------------------------------
                                        Name: C. Suzanne Crawford
                                        Title: Attorney-in-fact






                               LINQ INDUSTRIAL FABRICS II, INC.


                               By:      /s/ C. Suzanne Crawford
                                        ----------------------------------------
                                        Name: C. Suzanne Crawford
                                        Title: Vice-President, Legal Affairs
                                               and Corporate Secretary

                               U.S. BANK, N.A.

                               By:      /s/ T.J. Sandell
                                        ----------------------------------------
                                        Name: T. J. Sandell
                                        Title: Vice-President